Exhibit 99.1

SAN FRANCISCO, Mar 03, 2010 (BUSINESS WIRE) -- Urigen Pharmaceuticals, Inc. (OTCBB: URGP), a specialty pharmaceutical company focused on the development of treatments for urological disorders and pain, announced today that Edward R. Teitel, MD, JD has been elected Chairman of the Board of Directors.

"Dr. Teitel practiced surgery before becoming an attorney and an entrepreneur," said Urigen's CEO William J. Garner, MD. "He brings important clinical and legal expertise to Urigen at a critical time as we work to advance URG101."

Edward R. Teitel, M.D., J.D., M.B.A. currently serves as the President and Chief Executive Officer of ThromboVision, Inc. Prior to founding ThromboVision in 2005, Dr. Teitel served as Senior Vice President and Chief Medical Officer at MicroMed Technology, Inc. (now MicroMed  Cardiovascular, Inc.). As a part of senior management at MicroMed, Dr. Teitel participated in all aspects of clinical trials and regulatory matters, business scope and fund raising activities, as well as legal matters. As chief medical officer for the DeBakey Left Ventricular Assist Device at MicroMed, Dr. Teitel acquired extensive experience in platelet function and anti-platelet therapy, especially relating to artificial surface devices. Before joining MicroMed Technology in 2002, Dr. Teitel practiced for many years as a board certified general and vascular surgeon. He founded, managed, and developed a multi-specialty group practice in Alabama until he closed his practice in 1997 to transition into corporate medicine and management. Dr. Teitel earned his MBA at Auburn University and worked with a boutique investment banking firm, Colby Capital, in Atlanta where he worked to fund start-up companies in the life sciences. After completing law school in 2002, he joined the senior management team at MicroMed. Dr. Teitel earned his MD degree at the University of Texas Health Science Center at San Antonio, and completed his surgical residency at St. Joseph Mercy Medical Hospital in Pontiac, Michigan. He received his Juris Doctor degree from the University of Houston, with a focus in healthcare law, intellectual property and business law. Dr. Teitel holds a BS in chemistry from Sul Ross State University.

About Urigen Pharmaceuticals, Inc.

Urigen Pharmaceuticals, Inc. is a specialty pharmaceutical company dedicated to the development and commercialization of therapeutic products for urological disorders. Urigen's two lead programs target significant unmet medical needs and major market opportunities in urology. Urigen's URG101, a proprietary combination of approved drugs that is instilled into the bladder, targets painful bladder syndrome, which affects approximately 10.5 million men and women in North America. Urigen's URG301, a proprietary dosage form of an approved drug that is locally delivered to control urinary urgency, targets acute urgency in females diagnosed with an overactive bladder, another major unmet need that is insufficiently managed by presently available overactive bladder drugs. For further information, please visit Urigen's website at http://www.urigen.com.

Forward-Looking Statement

This press release may contain forward-looking statements. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should," or "will," or the negative thereof or other variations thereon or comparable terminology. Urigen has based these forward-looking statements on current expectations, assumptions, estimates and projections. While Urigen believes that these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Given these risks and uncertainties, investors and security holders are cautioned not to place undue reliance on such forward-looking statements. Urigen does not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments.

SOURCE: Urigen Pharmaceuticals, Inc.

Urigen Pharmaceuticals, Inc.
William J. Garner, MD, 415-781-0350
Chief Executive Officer

http://www.urigen.com